Exhibit 4.1

INCORPORATED UNDER THE CANADA business corporations act

Number		Shares
****0*********
GEAC COMPUTER CORPORATION LIMITED		*****0********
ZQ 123456		******0*******
********0*****
*********0****

THIS CERTIFIES THAT		CUSIP 368289 10 4
SPECIMEN
ISIN CA 3682891047

SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of

*** ZERO ***

FULLY PAID AND NON-ASSESSABLE common SHARES without par value in the capital of

Geac Computer Corporation Limited

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar or the Co-Transfer Agent and Co-Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated:	COUNTERSIGNED AND REGISTERED	COUNTERSIGNED AND REGISTERED
	COMPUTERSHARE TRUST COMPANY INC.	COMPUTERSHARE TRUST COMPANY OF CANADA
	(DENVER, CO)	(TORONTO, ON)
	USA CO-TRANSFER AGENT AND CO-REGISTRAR	TRANSFER AGENT AND REGISTRAR

/s/ Charles S. Jones
President and Chief Executive Officer
CANCELLED		CANCELLED
	By	By
	AUTHORIZED OFFICER	AUTHORIZED OFFICER

/s/ Craig Thorburn	The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Toronto, ON and at the offices of Computershare Trust Company Inc. in Denver, CO.
Secretary

SECURITY INSTRUCTIONS ON REVERSE	VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

299804

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions to subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF	-	(Name) as Custodian for (Name) under the
GIFT MIN ACT (State)		(State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

* Please insert Social Insurance, Tax Identification, or other identifying number of transferee

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

shares
represented by this certificate and does hereby irrevocably constitute and appoint the attorney
of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED:
	Signature of Shareholder	Signature of Guarantor

Privacy Notice:

In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes.  We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected.  It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. You are required to provide your SIN if you will receive income on these securities.  We will use this number for income reporting.  Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

The signature on this assignment must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP).  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

“Until the Separation Time (as such term is defined in the Amended and Restated Shareholder Protection Rights Agreement dated as of August 1, 2003 as amended from time to time (the “Rights Agreement”) between Geac Computer Corporation Limited (the “Corporation”) and Computershare Trust Company of Canada, as Rights Agent) this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the head office of the Corporation.  In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, may be redeemed, may expire, may become void or may be evidenced by separate certificates and may no longer be evidenced by this certificate.  The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.”

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING
WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE
DU FILIGRANE. POUR CE FAIRE, PLACER L À LUMIÈRE.